Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact:	Media Contact:
Matt Glover	Jonathan Cutler
Liolios Group, Inc.	Verse Communications
Tel. +1 (949) 574-3860	Tel. +1 (818) 981-3023
info@liolios.com	jonathan@verseinc.com

KIT digital Reports Preliminary Q4 and Fiscal 2008 Results,
2009 Forecast and Reverse Stock Split
Management to host investor conference call on Thursday, January 15, at 10 a.m. ET

▪	Q4 2008 Revenue to Exceed $9 Million, up 130% y/y; with Positive Operating Cash Flow

▪	Fiscal 2008 Revenue to Exceed $23 Million, up at least 65% over 2007

▪	Management Expects Revenue to Exceed $40 Million in 2009, and to Exceed 10% Operating EBITDA Margin

▪	Common Stock to Reverse Split 1-for-35 in February 2009

DUBAI, United Arab Emirates, January 12, 2009 – KIT digital, Inc. (OTC BB: KITD), a global provider of IP-based video enablement technologies and video-centric interactive marketing solutions, reported preliminary fourth quarter and fiscal 2008 results, its forecast for 2009, and plans for a reverse stock split and a listing on the Nasdaq Capital Market stock exchange. Management will host an investor conference call at 10:00 a.m. EST on Thursday, January 15, 2009 to discuss these matters; registration details are listed below. (Financial results in this release are quoted in U.S. dollars, although a material portion of the company's revenue is earned in other currencies.)

KIT digital expects revenue for the fourth quarter ended December 31, 2008 to exceed $9.0 million, increasing more than 67% over the previous quarter and at least 130% over the same quarter a year ago. The company expects to report positive operating EBITDA for the full quarter. The company defines operating EBITDA as the loss before non-cash, stock-based compensation, restructuring and non-recurring costs, impairment of property and equipment and depreciation and amortization. The increase in revenue and improvement in operating cash flow are attributable to both organic growth and acquisitions.

For fiscal 2008, ended December 31, 2008, the company expects to report revenue in excess of $23.0 million, an increase of at least 65% from the previous year. At December 31, 2008, the company had approximately $4.4 million in unrestricted cash and cash equivalents and no long-term debt. The company will provide further results in its complete fourth quarter and full-year earnings press release and conference call that will be announced at a later date.

Based on the operational foundation the company established in 2008 and its outlook for 2009, management expects fiscal 2009 revenue to increase to more than $40.0 million, with an operating EBITDA margin of at least 10%. Management expects that the company’s operating EBITDA margin will increase over time, as cost synergies from previous acquisitions are realized and the company’s fixed expenses are leveraged across a larger base of clients and sales.

KIT digital’s board of directors has approved a reverse split of the company’s common stock, and the company expects to obtain approval forthwith from holders of a majority of the company’s stock for the reverse split to occur at a ratio of 1:35 shares. Based on the timing of such stockholder approval and subject to the SEC filing process, the reverse split is expected to take effect in mid-February 2009.

KIT digital management believes a reverse stock split benefits stockholders, primarily because a higher stock price may qualify the company for a listing on the Nasdaq Capital Market exchange. Management believes that except for its per-share price the company currently is substantially in compliance with the requirements to obtain a Nasdaq listing, and plans to embark on the listing application as soon as practicable after the reverse split is effectuated.

“We see a number of benefits to this reverse stock split, including certain commercial opportunities which are easier to access as a Nasdaq-listed entity,” said Kaleil Isaza Tuzman, chairman and chief executive officer of KIT digital. “We believe this is an opportune time to take this action, having reached a material inflection point in terms of our business expansion, revenue growth, and cash flow. As promised by new management at the outset of 2008, we exceeded $20.0 million in revenue for the year and turned the corner to operating EBITDA-positive in the fourth quarter.”

“We continue to add major clients in markets that are rapidly adopting and expanding broadband and 3G mobile networks, where there is increasing demand for IP-based video and video-centric online advertising,” added Gavin Campion, president of KIT digital. “We believe we are on track to exceed $40.0 million of revenue in 2009, with rising operating cash-flow margins averaging at least 10% for the year.”

The reverse split will reduce the number of outstanding shares of KIT digital’s common stock from approximately 146.1 million shares to approximately 4.17 million shares. Each stockholder will hold the same percentage of the company’s common stock immediately following the reverse stock split as they held immediately prior to the reverse stock split. No fractional shares will be issued in connection with the reverse stock split; a full share will be issued in lieu of fractional shares. Stockholders who hold their shares in brokerage accounts or “street name” will not be required to take any action to effect the exchange of their shares. Continental Stock Transfer & Trust Co. is the company’s transfer agent and will act as the exchange agent for the purpose of implementing any exchange of stock certificates in connection with the reverse split. The existing CUSIP number of KIT digital’s common stock will automatically indicate the reverse split factor and any newly issued shares are expected to have a new CUSIP number.

The exercise price and the number of shares of common stock issuable under the company's outstanding warrants and options, including those under the company’s equity incentive plans, will be proportionately adjusted to reflect the reverse stock split.

Additional information about the reverse stock split will be available in KIT digital’s information statement to be filed with the Securities and Exchange Commission shortly. Once the information statement is cleared by the SEC, and 20 days after it is mailed to non-consenting stockholders, KIT digital’s common stock will begin trading on a post reverse split basis.

While the company plans to effect the reverse stock split prior to the end of the second week of February 2009, subject to market and other customary conditions, there can be no assurance that the reverse stock split will be consummated or that it will achieve its intended effect of resulting in an increased per-share price for KIT digital’s common stock, or ultimately in a Nasdaq listing or any other intended benefits. The company reserves the right, in its discretion, to abandon the reverse split or Nasdaq listing application process at any time.

Conference Call
KIT digital management will summarize its 2009 operating plan and host a conference call to discuss the topics of this release at 10:00 a.m. EST (3:00 p.m. GMT) on Thursday, January 15, 2009, followed by a question and answer period. To participate in the call, please dial +1 (800) 895-1085 (North America) or +1 (785) 424 1055 (outside of North America).  The conference call access code is “7KITDIGITAL.” The management slideshow will be presented via webinar at https://www2.gotomeeting.com/register/980486101.

Please dial into the call and register for the webinar at least 5-10 minutes prior to the scheduled start time to account for processing time. If you have any difficulty connecting to the conference call, please contact the Liolios Group at +1 (949) 574-3860.

For interested individuals unable to join the live conference call, a replay of the call will be available two hours after the conclusion of the live call through February 15, 2009 by dialing into +1 (800) 677-7320 (North America) or +1 (402) 220-0666 (outside of North America). There is no access code required for the conference call replay. In addition, an online archive of the call and the management slideshow will be available for 30 days afterwards through the Investor Relations section of the Company’s website at www.kitd.com.

About the Presentation of Operating EBITDA
Management uses operating EBITDA for forecasting and budgeting, and as a proxy for operating cash flow. Operating EBITDA is not a financial measure calculated in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered in isolation, or as an alternative to net income, operating income or other financial measures reported under GAAP.

About KIT digital
KIT digital, Inc. is a leading, global provider of proprietary IP-based video enablement technologies and video-centric interactive marketing solutions. Through its end-to-end platform, KIT digital works closely with consumer brands, content providers and telcos to maximize the value of video content via the Internet, mobile networks and IPTV set-top boxes. The KIT VX platform allows clients to publish, manage and distribute digital video content, build online/mobile communities and integrate advertising. KIT offers businesses a full range of interactive marketing solutions and KIT clients can access approximately 100 KIT-syndicated channels and 40,000 KIT-syndicated videos. KIT digital clients include ABC Disney, Associated Press, General Motors, IMG, Kmart, NASDAQ, News Corp, RCS, Telefonica and Verizon. KIT digital has principal offices in Dubai, Melbourne (Australia), Prague, Stockholm, New York and London. For additional information, visit www.kitd.com.

Forward-Looking Statements
This press release contains certain "forward-looking statements" related to the businesses of KIT digital, Inc. which can be identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including uncertainties relating to product development and commercialization, the ability to obtain or maintain patent and other proprietary intellectual property protection, market acceptance, future capital requirements, regulatory actions or delays, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our public filings with the U.S. Securities and Exchange Commission. KIT digital, Inc. is not under obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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